UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013

Arabian American Development Company
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	1-33926 (Commission File Number)	75-1256622 (I.R.S. Employer Identification No.)

1650 Hwy 6 South, Suite 190
Sugar Land, Texas 77478
 (Address of principal executive offices)

(409) 385-8300
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

(a)

Arabian American Development Company (the “Company”) held its Annual Meeting of Stockholders on June 5, 2013, at which the items set forth in response to Item 5.07(b) were submitted to a vote of security holders. For more information on the following proposals, see the Company’s 2013 Proxy Statement, the relevant portions of which are incorporated herein by reference.  Below are the final voting results.

(b)

The shareholders elected each of the Board’s two director nominees as set forth below:

Nominees	Votes For	% For	Votes Against	Abstentions	Broker Non-Votes
Ghazi Sultan (3 year term)	7,802,231	58.65%	5,498,744	1,534	2,917,670
Gary K. Adams (3 year term)	13,209,028	99.30%	91,847	1,634	2,917,670

The shareholders voted as set forth below on two management proposals:

Ratification of BKM Sowan Horan, LLP as Independent Auditors for 2013:

Votes For:	15,890,891	97.97%
Votes Against:	274,664
Abstentions:	54,624
Broker Non-Votes:	0

Advisory Vote on Executive Compensation:

Votes For:	12,922,395	97.14%
Votes Against:	354,858
Abstentions:	25,256
Broker Non-Votes:	2,917,670

The Company’s website (www.arabianamericandev.com) contains a significant amount of information about the Company including financial and other information for investors. The Company encourages investors to visit its website from time to time, as information is updated and new information is added.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following person on behalf of the Company in the capacities indicated on June 6, 2013.

Signature	Title
/s/ Connie Cook Connie Cook	Chief Financial Officer (principal financial and accounting officer)